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                                                            Hollywood Park, Inc.
                                                                    Exhibit 23.4
                                                              to Form 10-K, 1997

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27501) pertaining to the 1996 Stock Option Plan of Hollywood Park, Inc. and the Registration Statement (Form S-8 No. 333-31065) of Hollywood Park, Inc. pertaining to the 1990 Stock Option Plan and the 1992 Director Option Plan of Boomtown, Inc. of our reports dated October 31, 1996, with respect to the balance sheet of Mississippi - I Gaming, L.P. as of September 30, 1996 and the related statements of operations, partners capital (deficit) and cash flows for the years ended September 30, 1995 and 1996 and Schedule II - Valuation and Qualifying Accounts of Mississippi - I Gaming, L.P. for the year ended September 30, 1996 included in this Annual Report (Form 10-K) of Hollywood Park, Inc. for the year ended December 31, 1997.

                                                               Ernst & Young LLP

New Orleans, Louisiana
March 26, 1998